Exhibit 10.23
SETTLEMENT AND RELEASE AGREEMENT
     This SETTLEMENT AND RELEASE AGREEMENT (the “Agreement”) is made as of this 10th day of December, 2007, by and between Solar Enertech Corp., a Nevada corporation (the “Corporation”), and Coach Capital LLC, a Delaware limited liability company (“Coach”). The Corporation and Coach may hereinafter be referred to individually as a “Party”, and, collectively, as the “Parties”.
     WHEREAS, the Corporation is obligated to pay to the order of Coach an aggregate principal amount, together with all interest accrued thereon through the date hereof, of $795,095.89 pursuant to the terms of certain promissory notes issued in favor of Coach during the period of May 8, 2006 through January 24, 2007 (collectively, the “Solar Notes”), copies of which Solar Notes are annexed hereto as Exhibit A;
     WHEREAS, the Corporation is obligated to pay to the order of Coach an aggregate principal amount of $450,000 pursuant to the terms of a certain promissory note issued in favor of Infotech Essentials, Inc. and assigned to Coach in accordance with the terms of a certain assignment agreement (the “Assignment Agreement”) dated of even date herewith (the “Infotech Note”, and, together with the Solar Notes, the “Promissory Notes”), a form of which Assignment Agreement and copy of which Infotech Note are annexed hereto as Exhibits B and C, respectively;
     WHEREAS, the Parties now desire that all amounts outstanding and due to Coach under the terms of the Promissory Notes be satisfied in full; and
     WHEREAS, in accordance with the terms and conditions of this Agreement, the Corporation desires to issue to Coach, and Coach desires to acquire from the Corporation, that number of shares of the Corporation’s common stock, par value $0,001 per share (the “Common Stock”), equal to the aggregate outstanding principal balance of the Promissory Notes together with all interest accrued thereon through the date hereof, such amount being equal to $1,245,095.89 (the “Note Balance”) divided by $1.20 (and rounded up to the nearest whole share) (i.e., 1,037,580 shares of Common Stock (the “Shares”)) in full satisfaction of the Note Balance.
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows:
     1. Settlement and Satisfaction of the Note Balance. Upon execution of this Agreement or as at a time as soon as reasonably practicable thereafter, the Corporation shall deliver to Coach, and Coach shall accept from the Corporation, a certificate or certificates representing the Shares to be issued hereunder registered in the name of Coach in full satisfaction of the Note Balance.
     2. Mutual and General Releases. In consideration of and subject to performance of the obligations contained herein:
          (a) Coach hereby releases and forever discharges the Corporation and its individual, joint or mutual, past, present and future representatives, affiliates, stockholders, controlling persons, officers, directors, subsidiaries, successors and assigns from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Coach now has, has ever had or may hereafter have against the Corporation for any obligation or claim arising out of or related to the Promissory Notes.
          (b) the Corporation hereby releases and forever discharges Coach and its individual, joint or mutual, past, present and future representatives, affiliates, stockholders, controlling persons, officers, directors, subsidiaries, successors and assigns from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Corporation now has, has ever had or may hereafter have against Coach for any obligation or claim arising out of or related to the Promissory Notes.
     3. Representations and Warranties of Coach. Coach hereby represents and warrants to the Corporation as follows:
          3.1 Authorization. This Agreement constitutes Coach’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (b) applicable federal or state securities laws limits on indemnification, and (c) the effect of rules of law governing the availability of equitable remedies. Coach represents that he has full power and authority to enter into this Agreement.
          3.2 Purchase for Own Account. The Shares to be acquired by Coach hereunder will be acquired for investment purposes and for Coach’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Act”), and Coach has no present intention of selling, granting any participation in, or otherwise distributing the Shares.
          3.3 Investment Experience. Coach understands that acquisition of the Shares involves substantial risk. Coach has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of an investment in the Share and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Shares and protecting its own interests in connection with this investment.
          3.4 Accredited Investor Status. Coach is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Act.
          3.5 Restricted Securities. Coach understands that the Shares are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that in accordance with the Act and applicable regulations promulgated thereunder such Shares may be resold without registration only in certain limited circumstances. In this regard, Coach represents it is familiar with the requirements of Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby. Coach understands that the Corporation is under no obligation to register any of the Shares issued hereunder.
          3.6 Compliance with Laws. Without in any way limiting the representations set forth above, Coach further agrees not to make any disposition of all or any portion of the Shares except in compliance with applicable securities laws.

          3.7 Legend. It is understood that the certificates evidencing the Shares will bear a legend substantially in the form set forth below.
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
     The legend set forth above shall be removed by the Corporation from any certificate evidencing the Shares upon delivery to the Corporation of an opinion of counsel, reasonably satisfactory to the Corporation, that neither the sale nor the proposed transfer will result in a violation of the Act, or of the applicable laws of any state or other jurisdiction.
     4. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to Coach as follows:
          4.1 Organization. The Corporation is duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.
          4.2 Authorization; Approvals. All corporate action on the part of the Corporation necessary for the authorization, execution, delivery and performance of all of the Corporation’s obligations under this Agreement has been taken. This Agreement constitutes Corporation’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (b) applicable federal or state securities laws limits on indemnification, and (c) the effect of rules of law governing the availability of equitable remedies. No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on behalf of the Corporation is required that has not been, or will not have been, obtained by the Corporation in connection with the valid execution, delivery and performance of this Agreement.
          4.3 Valid Issuance. The Shares, when issued in accordance with the terms of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable. Based in part on the representations made by Coach in Section 3 hereof, the issuance of the Shares to Coach is exempt from the registration requirements of the Act and any applicable state securities laws
     5. Miscellaneous.
          5.1 Successors and Assigns. Except as otherwise provided herein, this Agreement, and the rights and obligations of the Parties hereunder, will be binding upon and inure to the benefit of the Parties’ respective successors, assigns, heirs, executors, administrators and legal representatives.
          5.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to that State’s body of laws pertaining to conflict of laws.
          5.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.
          5.4 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “Sections” and “Exhibits” will mean sections and exhibits to this Agreement.
          5.5 Notices. Any and all notices required or permitted to be given to a Party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such Party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one business day after deposit with an express overnight courier for deliveries within the United States, or three business days after such deposit for international deliveries with an international express courier, with proof of delivery from the courier requested; or (c) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for international delivery will be sent by international express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address as follows, or at such other address as such other Party may designate by one of the indicated means of notice herein to the other Parties hereto as follows:
     if to the Corporation:
Solar Enertech Corp.
1600 Adams Drive
Menlo Park, California 94025
   Attention: Leo Shi Young
   Telephone (650) 688-5800
   Facsimile: [•]
with a copy to:
Richardson & Patel LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
   Attention: Jody R. Samuels, Esq.
   Telephone (212) 907-6686
   Facsimile: (212) 907-6687

     if to the Coach:
Coach Capital LLC
1201 Orange Street, Suite 600
Wilmington, Delaware 19899
   Attention: [•]
   Telephone: (702) 973-1853
   Facsimile: (702) 973-1853
with a copy to: [•]
[•]
[•]
[•]
   Attention: [•]
   Telephone: [•]
   Facsimile: [•]
          5.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties.
          5.7 Severability. If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.
          5.8 Entire Agreement. This Agreement constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersedes any and all prior understandings and agreements, whether verbal or written, between or among the Parties hereto with respect to the specific subject matter hereof.
          5.9 Further Assurances. The Parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.
          5.10 Facsimile Signatures. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Parties hereto have executed this Settlement and Release Agreement as of the date first set forth above.

SOLAR ENERTECH CORP.
By:	/s/ M. Anthea Chung
M. Anthea Chung
Its:	CFO
Date: 12-20-07

COACH CAPITAL LLC
By:	/s/ M. M. D. Laidlaw
MICHAEL LAIDLAW
Its:	SECRETARY

Exhibit A
Solar Notes

Exhibit B
[Form of] Assignment Agreement

Exhibit C
Infotech Note